EXHIBIT 21


                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              LIST OF SUBSIDIARIES

                                                                               JURISDICTION OF
COMPANY                                                                           FORMATION
-------                                                                           ---------
Belleville Realty Corp.                                                            Delaware
International Specialty Holdings Inc.                                              Delaware
      ISP Investco LLC                                                             Delaware
              International Specialty Products ISP (France) S.A.                   France
              ISP (Italia) S.r.l.                                                  Italy
                ISP Ireland(1)                                                     Ireland
      ISP Chemco Inc.                                                              Delaware
           Bluehall Incorporated                                                   Delaware
                Verona Inc.                                                        Delaware
           ISP Alginates Inc.                                                      Delaware
           ISP Environmental Services Inc.                                         Delaware
           ISP Management Company, Inc.                                            Delaware
                ISP Management LLC                                                 Delaware
                      ISP Administration Inc.                                      Delaware
                      ISP Realty Corporation                                       Delaware
           ISP Minerals Inc.                                                       Delaware
                ISP Granule Products Inc.                                          Delaware
                ISP Minerals LLC                                                   Delaware
                      ISP Granules Inc.                                            Delaware
                      ISP Mineral Products Inc.                                    Delaware
           ISP Real Estate Company, Inc.                                           Delaware
           ISP Technologies Inc.                                                   Delaware
                International Specialty Products Funding Corporation               Delaware
                      ISP Funding Corp. II                                         Delaware
                ISP Technologies LLC                                               Delaware
                      ISP Tech (Texas) Inc.                                        Delaware
           ISP Chemicals Inc.                                                      Delaware
                ISP Chemicals LLC                                                  Delaware
                      ISP Chemical Products Inc.                                   Delaware
                ISP Freetown Fine Chemicals Inc.                                   Delaware
                ISP Investments Inc.                                               Delaware
                      ISP Investments LLC                                          Delaware
                           ISP Capital Inc.                                        Delaware
                      ISP Global Technologies Inc.                                 Delaware
                           ISP Global Technologies LLC                             Delaware
                                ISP GT Inc.                                        Delaware
                                ISP International Corp.                            Delaware
                                  ISP (Puerto Rico) Inc.                           Delaware

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(1) 75% owned by International Specialty Products ISP (France) S.A; 25% owned by
    ISP (Italia) S.r.l.

                                                                      JURISDICTION OF
COMPANY                                                                  FORMATION
-------                                                                  ---------
                 ISP Andina, C.A.                                        Venezuela
                 ISP Argentina S.A.                                      Argentina
                 ISP Asia Pacific Pte Ltd.                               Singapore
                 ISP (Australasia) Pte Ltd.                              Australia
                 ISP (Belgium) N.V.                                      Belgium
                 ISP (Belgium) International N.V.                        Belgium
                 ISP do Brasil Ltda.                                     Brazil
                 ISP (Canada) Inc.                                       Canada
                      ISP Global Operations (Barbados) Inc.              Barbados
                 ISP Ceska Republika Spol, S.R.O.                        Czech. Rep.
                 ISP (China) Limited                                     China
                 ISP Colombia Ltda.                                      Colombia
                 ISP Freight Service N.V.                                Belgium
                 ISP HC Limited                                          Cyprus
                      ISP Hungary Holdings Limited                       Hungary
                           ISP Finetech Ltd.                             Israel
                 ISP Global Technologies (Germany) Holding GmbH          Germany
                      ISP Customer Service GmbH                          Germany
                      ISP Global Technologies Deutschland GmbH           Germany
                 ISP Holdings (U.K.) Ltd.                                United Kingdom
                      ISP Alginates (U.K.) Ltd.                          United Kingdom
                      ISP (Great Britain) Co. Ltd.                       United Kingdom
                 ISP (Hong Kong) Limited                                 Hong Kong
                 ISP (Japan) Ltd.                                        Japan
                 ISP (Korea) Limited                                     Korea
                 ISP Marl Holdings GmbH                                  Germany
                      ISP Acetylene GmbH                                 Germany
                      ISP Marl GmbH                                      Germany
                 ISP Mexico, S.A. de C.V.                                Mexico
                 ISP (Norden) A.B.                                       Sweden
                 ISP (Osterreich) Ges.m.b.h.                             Austria
                 ISP (Polska) Sp.z. o.p.                                 Poland
                 ISP Sales (Barbados) Inc.                               Barbados
                 ISP Sales (U.K.) Limited                                Ireland
                 ISP (Singapore) Pte Ltd.                                Singapore
                 ISP (Switzerland) A.G.                                  Switzerland
                 ISP (Thailand) Co., Ltd.                                Thailand
                 Arramara Teoranta(2)                                    Ireland
                 Chemfields Pharmaceuticals Private Limited(3)           India
                 Kelp Industries Pty. Ltd.(4)                            Tasmania
                 Thorverk Hf(5)                                          Iceland

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(2) 50.6% owned by ISP Global Technologies Inc.
(3) 50.1% owned by ISP Global Technologies Inc.
(4) 50% owned by ISP Global Technologies Inc.
(5) 67% owned by ISP Global Technologies Inc.